Exhibit 99.2

ENERCON TECHNOLOGIES LTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTENBER 30, 2024

ENERCON TECHNOLOGIES LTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF:
Financial Position	3-4
Comprehensive Income	5
Changes in Equity	6-7
Cash Flows	8-9
Notes forming part of the Consolidated Financial Statements	10-15

ENERCON TECHNOLOGIES LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF  30 SEPTEMBER 2024

		As of September 30,	As of December 31,
		2024	2023
	Note	U.S. dollars in thousands
ASSETS
Current assets
Cash and cash equivalents		3,489	3,713
Short-term deposit		234	129
Short-term restricted cash		358	532
Trade receivables		25,130	20,421
Other accounts receivable		2,225	1,662
Income taxes receivable		-	575
Inventories		39,473	37,062
		70,909	64,094
Non-Current Assets
Restricted Cash		104	48
Long-term prepaid expenses		72	45
Deferred tax assets		7	36
Property, plant and equipment		5,755	5,420
Right-of-use assets	4	3,228	3,650
Goodwill		60,469	60,466
		69,635	69,665

TOTAL ASSETS		140,544	133,759

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

ENERCON TECHNOLOGIES LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF 30 SEPTEMBER 2024

		As of September 30,	As of December 31,
		2024	2023
	Note	U.S. dollars in thousands
LIABILITIES AND EQUITY
Current Liabilities
Credit, short-term loans and current maturities	5	9,144	26,775
Current maturities of lease liabilities		1,462	1,292
Trade payables		9,359	7,201
Income taxes payable		2,588	85
Advances from customers		3,318	404
Employees' wages and other related liabilities		5,204	7,503
Other accounts payable		1,751	2,384
		32,826	45,644
Non-Current Liabilities
Long-term loans net of current maturities	6	7,710	11,450
Lease liabilities		2,102	2,788
Deferred income tax liabilities		6,594	6,220
		16,406	20,458

Equity attributable to owners of the parent
Share capital		7,748	7,562
Reserve from share-based payment transactions	3	2,108	1,889
Capital reserve from transactions with minority		(180)	(180)
Retained earnings		81,416	58,290
		91,092	67,561
Non-controlling interests		220	96
		91,312	67,657

TOTAL LIABILITIES AND EQUITY		140,544	133,759

The interim condensed consolidated financial statements were authorized to be published by management on December 31, 2024.

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

ENERCON TECHNOLOGIES LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR NINE MONTHS ENDED  30 SEPTEMBER 2024

		For the nine months ended September 30,		For the three months ended September 30,
		2024	2023	2024	2023
	Note	U.S. dollars in thousands
Revenues	8	89,783	69,836	30,067	25,095
Cost of sales		46,861	40,664	15,385	13,956
Gross profit		42,922	29,172	14,682	11,139
Research and development expenses		4,390	4,004	1,515	1,291
Selling and marketing expenses		5,953	7,188	2,088	2,505
General and administrative expenses		3,863	2,965	1,612	995
Profit from operations		28,716	15,015	9,467	6,348
Other expenses (income)		(3)	(29)	-	-
Finance expenses		1,870	3,252	515	1,050
Finance income		(1,068)	(1,425)	(12)	(669)
Profit before income tax		27,917	13,217	8,964	5,967
Taxes on income		4,667	1,896	1,453	818
Net profit for the period		23,250	11,321	7,511	5,149

Other comprehensive income		-	-	-	-
Total comprehensive income for the period		23,250	11,321	7,511	5,149

Total comprehensive income attributable to:
Equity holders of the company		23,126	11,349	7,530	5,164
Non-controlling interest		124	(28)	(19)	(15)
		23,250	11,321	7,511	5,149

The accompanying notes are an integral part of the interim condensed consolidated financial statements

ENERCON TECHNOLOGIES LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR NINE MONTHS ENDED 30 SEPTEMBER 2024

U.S dollars in thousands

	Share capital	Reserve from share-based payment transactions	Capital reserve from transactions with non-controlling interest	Retained earnings	Total attributable to owners of the parent	Non-controlling interest	Total equity
Balance as of December 31, 2022	7,536	1,196	(180)	44,028	52,580	88	52,668
Changes during 2023:
Forfeit of ESOP	26	(26)	-	-	-	-	-
Share based payment	-	307	-	-	307	-	307
Total comprehensive income for the year	-	-	-	11,349	11,349	(28)	11,321
Balance as of September 30, 2023	7,562	1,477	(180)	55,377	64,236	60	64,296

Balance as of December 31, 2023	7,562	1,889	(180)	58,290	67,561	96	67,657

Changes during 2024:
Exercise of ESOP	186	(78)	-	-	108	-	108
Share based payment	-	297	-	-	297	-	297
Total comprehensive income for the year	-	-	-	23,126	23,126	124	23,250
Balance as of September 30, 2024	7,748	2,108	(180)	81,416	91,092	220	91,312

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

ENERCON TECHNOLOGIES LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THREE MONTHS ENDED 30 SEPTEMBER 2024

U.S dollars in thousands

	Share capital	Reserve from share-based payment transactions	Capital reserve from transactions with non-controlling interest	Retained earnings	Total attributable to owners of the parent	Non-controlling interest	Total equity
Balance as of June 30, 2023	7,562	1,393	(180)	50,213	58,988	75	59,063

Changes during 2023:
Share based payment	-	84	-	-	84	-	84
Total comprehensive income for the year	-	-	-	5,164	5,164	(15)	5,149
Balance as of September 30, 2023	7,562	1,477	(180)	55,377	64,236	60	64,296

Balance as of June 30, 2024	7,748	2,023	(180)	73,886	83,477	239	83,716

Changes during 2024:
Share based payment	-	85	-	-	85	-	85
Total comprehensive income for the year	-	-	-	7,530	7,530	(19)	7,511
Balance as of September 30, 2024	7,748	2,108	(180)	81,416	91,092	220	91,312

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

ENERCON TECHNOLOGIES LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR NINE MONTHS ENDED 30 SEPTEMBER 2024

	For the nine months ended September 30,
	2024	2023
	U.S. dollars in thousands
Cash flows from operating activities:
Profit for the year	23,250	11,321

Adjustments for:
Depreciation and amortization	2,267	2,320
Equity settled share-based payment expense	297	307
Loss (profit) from sale of property, plant and equipment	(3)	(4)
Loss (profit) from other current financial assets	(14)	(230)
Taxes on income	4,667	1,896
Other financial expenses	1,537	2,559
	32,001	18,169
Changes in assets and liabilities:
Increase in trade receivables	(4,709)	(5,991)
Increase in other accounts receivable and prepaid expenses	(576)	(157)
Increase in inventories	(2,411)	(2,969)
Increase in trade payables	2,158	1,857
Increase (decrease) in other accounts payable	(18)	1,063
	(5,556)	(6,197)
Cash from operating activities	26,445	11,972
Interest paid	(1,604)	(2,826)
Taxes paid	(1,186)	(809)
Net cash from operating activities	23,655	8,337

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

ENERCON TECHNOLOGIES LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR NINE MONTHS ENDED 30 SEPTEMBER 2024 (Cont.)

	For the nine months ended September 30,
	2024	2023
	U.S. dollars in thousands
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,583)	(979)
Proceeds from sale of property, plant and equipment	4	6
Short-term deposit	(105)	(236)
Restricted deposit	118	68
Acquisition of subsidiary, net of cash acquired	(3)	-
Net Cash used in investing activities	(1,569)	(1,141)

Cash flows from financing activities:
Short-term credit from banks	(12,141)	(2,309)
Repayment of lease liabilities	(1,047)	(981)
Long-term Loans repayment	(9,230)	(4,219)
Exercise of ESOP	108	-
Net Cash used in financing activities	(22,310)	(7,509)

Decrease (increase) in cash and cash equivalents	(224)	(313)
Balance of cash and cash equivalents as at the beginning of the year	3,713	2,860
Balance of cash and cash equivalents as at the end of the year	3,489	2,547

Supplemental cash flow activities
Non-cash transactions:
Net lease liabilities arising from obtaining right-of-use assets	(600)	-

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

ENERCON TECHNOLOGIES LTD.

NOTES FORMING PART OF THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL DESCRIPTION OF THE GROUP AND ITS OPERATIONS

A.

Enercon Technologies Ltd. (hereafter – the Company) founded in November 2014. The Company itself and through its subsidiaries ("Enercon” or the "Group") develops, designs, manufactures and markets custom power supplies, UPS units and networking solutions that are designed for extreme conditions and are mainly for military, aerospace and civilian aircrafts applications (used for applications in radars, land systems, aircrafts, and missiles) through its manufacturing facilities in Israel, U.S, and India. The Company is a limited liability company incorporated and domiciled in Israel. The address of its registered office is, 27 Yad Harutzim St., Netanya Industrial Area. The Company’s controlling shareholder is Fortissimo Capital Fund.

B.	Impact of the “Swords of Iron” War on the Company:

Starting from October 7, 2023, following the attacks on Israel and the security situation, the State of Israel has been in a state of war known as the 'Iron Swords War'. The war has led to a slowdown in the Israeli economy and if this war continues for a  prolonged period, then it may begin to impact the Company. Despite this, the Company has continued to operate without interruption, although it has faced challenges including increased transportation costs and employee recruitment for reserve duty. As of the date of this report, and to the best of the Company’s knowledge, the war has not had a significant effect on it. The Company continues to closely monitor the situation and its potential impact on operations.

NOTE 2 – ACCOUNTING POLICIES AND BASIS OF PREPARATION

A.	Basis of presentation

The interim condensed financial information has been prepared in accordance with IAS 34 “Interim Financial Reporting”. The results for the interim period are unaudited and, in the opinion of management, include all adjustments necessary for a fair statement of the results for the period ended 30 September 2024. All such adjustments are of a normal recurring nature. The unaudited interim condensed consolidated financial statements do not include all the information and disclosures that are required for the annual financial statements and must be read in conjunction with the Group’s annual consolidated financial statements for the year ended 31 December 2023.

B.	Estimates and assumptions
The estimates and assumptions applied in the preparation of these interim financial statements are consistently applied with those used in the preparation of the annual financial statements.

C.	Basis of preparation of consolidated interim financial statements
The accounting policy of the group, as summarized in these interim consolidated financial statements, is consistent with the policy applied in the annual financial statements.

D.	Functional and reporting currency

The financial statements are presented in U.S. dollars and all values are rounded to the nearest thousand dollars except where otherwise indicated. The Group's management believes that the U.S. dollar is the primary currency of the economic environment in which the Group operates.

E.	New and amended accounting standards and interpretations
The following amendments became effective as at January 1, 2024:
1. Amendments to IAS 1 - Classification of Liabilities as Current or Non-current and Non-current Liabilities with Covenants;

The adoption of the above amendments to EU-adopted IFRS did not result in any material changes to the Group’s accounting policies and did not have any material impact on the financial position or performance of the Group. Other amendments coming into effect on 1 January 2024 are assessed to have no impact on the Group’s operations.

NOTE 3 -    SHARE-BASED PAYMENT

	September 30,	September 30,	December 31,	December 31,
	2023	2023	2023	2023
	weighted average exercise price	Number	weighted average exercise price	Number
	$		$
Outstanding at beginning of period	3.15	1,055,000	2.51	985,000
Changes during the period:
Granted during the period	-	-	12.13	80,000
Exercised during the period	1.96	55,000	-	-
Forfeited during the period	-	-	12.13	10,000
Outstanding at the end of the period	3.21	1,000,000	3.15	1,055,000
Exercisable at the end of the period	2.49	920,940	2.12	940,000

NOTE 4 – LEASES

The Group has lease contracts for buildings and vehicles, Leases of buildings have lease terms between 10 and 15 years, while vehicles have lease terms 3 years. There are several lease contracts that include extension and termination options, management believes that the options on the buildings will be exercised and therefore they have been taken into account in terms of the value of the right of use and the level of the liability.

The Group also has certain leases with lease terms of 12 months or less and leases with low value. The Group applies the short-term lease and lease of low-value assets recognition exemptions for these leases.

o

On January 15, 2024, the Company signed an agreement with Cellcom Israel Ltd. According to the agreement the Company will lease an additional area of 521 square meters in Netanya, from January 15, 2024 until July 31, 2026. The value of the right of use asset is approximately US$ 233 thousand.

NOTE 5 -    BANK CREDIT, SHORT-TERM LOANS AND CURRENT MATURITIES

		September 30,	December 31,
	Interest rate	2024	2023
	%	U.S. dollars in thousands
Bank Credit	S+2.30%	1,992	1,433
Short term bank loans	S+1.60% - S+2.49%	2,000	14,700
Current maturities In US $	S+2.81%	960	960
Current maturities In US $	S+2.10%	-	5,000
Current maturities In US $	2.40% - S+2.75%	3,340	3,440
Current maturities In US $	2.81%-2.90%	852	1,242
Total		9,144	26,775

NOTE 6 -    LONG-TERM LOANS NET OF CURRENT MATURITIES

The Company did not incur any new loans during the reporting period.

	September 30,	December 31,
	2024	2023
	U.S. dollars in thousands
US Dollars - unlinked	12,862	22,092
Less - current maturities	(5,152)	(10,642)
Total	7,710	11,450

Composition:
Long term loans (*):	Currency	Nominal interest rate	Years of maturity	Total amount	Current maturities	Total long term loans
Bank loan	USD	S+2.81%	2020-2025	1,200	960	240
Bank loan	USD	2.81% - 2.90%	2020-2025	1,032	852	180
Bank loan	USD	2.40% - S+2.75%	2021-2027	10,630	3,340	7,290
				12,862	5,152	7,710

NOTE 7 -    SUBSIDIARIES

On June 28, 2024 the Company acquired 100% of the share capital of Enercon Technologies Europe GmbH (Former: "Youco B24-H208 Vorrats-GmbH"), for approximately US$ 30 thousand. As of the reporting date, the company does not intend to initiate any activity in the subsidiary.

NOTE 8 -         REVENUES

Revenues from major customers

Revenues from major customers which each account for 5% or more of total revenues as reported in the financial statements:

	For the nine months ended September 30, 2024	For the three months ended September 30, 2024	For the nine months ended September 30, 2023	For the three months ended September 30, 2023
Customer A - Israel	21.8%	26.1%	16.8%	12.7%
Customer B - North America	7.2%	6.9%	6.2%	9.5%
Customer C - Israel	6.2%	7.3%	15.3%	17.3%
Customer D - North America	6.0%	3.7%	6.4%	8.3%
Customer E - Israel	5.1%	4.9%	2.6%	3.5%
Other	53.7%	51.1%	52.7%	48.7%
	100%	100%	100%	100%

NOTE 9 - TRANSACTIONS WITH RELATED PARTIES

	September 30,	December 31,
	2024	2023
	U.S. dollars in thousands
Trade payables	36	7

The Company and Fortissimo Capital Management (MC) Ltd (herein "Fortissimo") signed a management services agreement whereby Fortissimo through its employees, officers, and directors will advise and assists to the Company's management on matters concerning the affairs and business of the Company, Following the agreement Fortissimo has the right to receive annual Management services fee equal to US$ 240 thousand.

	For the nine months ended September 30, 2024	For the three months ended September 30, 2024	For the nine months ended September 30, 2023	For the three months ended September 30, 2023
	U.S. dollars in thousands
Management fees	180	60	180	60
Payroll to directors	61	20	61	20
Rent and management fees (Cellcom)	820	273	757	251
Municipality tax and water (Cellcom)	151	50	141	46
Electricity (Cellcom)	180	97	158	77
Phone (Cellcom)	1	-	2	1

NOTE 10- SIGNIFICANT EVENTS AND TRANSACTION DURING THE REPORTING PERIOD AND SUBSEQUENT EVENTS

A.

On September 18, 2024, Bel Fuse Inc.("Bel") entered into a definitive agreement (the "SPA") with Company shareholders (the "FF3") to acquire a majority stake in the Company based on an enterprise value of US$ 400 million. Under the terms of the SPA, Bel will acquire an 80% stake upfront for US$ 320 million in cash (subject to customary adjustments), plus up to US$ 10 million of potential earnout payments for the 2025-2026 period, with the option to purchase the remaining 20% by early 2027 based on future EBITDA performance. The acquisition was completed on November 14, 2024 (The "Closing"). On November 8, 2024, a Notice of Substitute Purchaser was executed, substituting Bel Power Solutions s.r.o. as the purchaser under the SPA.

B.	Following the execution of the Share Purchase Agreement ("SPA") with Bel. on November 14, 2024, the following events occurred:
1.	Pre-existing agreements were activated and amended:
●	Continental Converters Corporation Pte. Ltd.
o	Amendments on October 22, 2024, requiring consideration to be transferred to an escrow account.
o	On October 31, 2024, the adjusted consideration was deposited into the escrow account held by ESOP Trust & Management Services Ltd.
●	Multisphere Power Solutions Pvt. Ltd.:
o	Amended on October 22, 2024, requiring the consideration to be transferred to an escrow account.
o	On October 31, 2024, the adjusted consideration was deposited into the escrow account held by ESOP Trust & Management Services Ltd.
2.

At the Closing, 80% of all the outstanding and unexercised Vested Company Options that are in the money were canceled and automatically converted into the right to receive an amount in cash. All unvested Company Options were canceled at the Closing for no consideration. The remaining   20% of the outstanding and unexercised vested Company Options shall continue to be outstanding.

3.

At the Closing, the Company repaid all long and short bank loans, US$ 12,862 thousand and US$ 6,000 thousand respectively, and its accrued interest. Following the repayment, all lines were removed (see notes 6,7).

4.

On November 14, 2024, the Company received two loans from related parties: US$ 19,781 thousand from Bel Power Solutions S.R.O. and US$ 4,945 thousand from FF3 HOLDINGS, L.P. Both loans carry an interest rate of 8% per annum. The repayment date of both loans will be the later of (i) 31 March 2027, and (ii) expiry of the Deferred Exercise Period, or if Bel acquires the remaining 20% of the company's shares before these dates, the Maturity Date will be the date of such acquisition

C.

On January 15, 2024, the Company signed an agreement with Cellcom Israel Ltd. According to the agreement the Company will lease an additional area of 521 square meters in Netanya, from January 15, 2024 until July 31, 2026. The Company will pay the lessor a monthly rental fee of 48 New Israeli Shekels per square meter and a management fee of 8 New Israeli Shekels per square meter, both linked to the Israeli Consumer Price Index.